Exhibit 10.3

RELOCATION POLICY

Chief Operating Officer

Confidential and Proprietary

November 15, 2007

RELOCATION POLICY

Chief Operating Officer

POLICY STATEMENT:

The purpose of this Policy is to provide a fair and equitable relocation package to employees of EF Johnson and/or EFJ Inc. Any modifications to this policy must have advance approval in writing by the Vice President, Administration and the Corporate Controller.

DISCRETIONARY AUTHORITY:

The Vice President, Administration and Corporate Controller have the sole discretionary authority to make eligibility determinations and to interpret the terms of this Policy. Any statement, representation, agreement or understanding of or with any employee or representative of EFJ Inc. or EFJohnson Company other than the Vice President, Administration and Corporate Controller relating to this Policy is not binding, and will not be considered as a basis for any claim under this Policy. The decisions of the Vice President, Administration and the Corporate Controller shall be binding and final.

REIMBURSEABLE EXPENSES:

Following is a list of those allowable expenses that can be presented for reimbursement by the employee. Receipts are required for reimbursement of these expenses.

•	Temporary Lodging Allowance will be a paid for a period not to exceed 30 days.*

•	Trips to return home during the Temporary Lodging Allowance period.

•	Travel can be coordinated through the Company authorized travel representative, and approved by the Vice President, Administration.

•	House hunting trips for the spouse of the relocated employee to identify and secure permanent housing in the Irving, TX area. (* taxable if not done in conjunction with a business trip.)

•	The Company will reimburse the employee for gasoline used to transport vehicles by driving to the new location.

•	Lodging, meals and miscellaneous expenses.

•	The payment of lease cancellation penalties.

•	The Company will reimburse the employee for the following Home Sale Expenses/Closing Costs:

•	Real estate commission fees (Up to 7%). *

•	Attorneys fees - customary

•	State and local transfer taxes and fees.*

•	Notary Fees, Acknowledgement Fees, Excise Stamps, Tax Certificates, Recording Fees.*

•	Title Insurance, Abstract Fees, Escrow Fees.*

•	The Company will reimburse the employee for the following Home Purchase Expenses/Closing Costs:

•	Attorneys fees *

•	State and local transfer taxes and fees. *

•	Land Survey Fees, Appraisal Fees, Inspection Fees *

•	Notary Fees, Recording Fees. *

•	Credit Check *

•	Title Insurance, Title Fees, and Escrow Fees. *

•	Loan Origination Fees. *

•	Local or State Property Taxes.*

•	The Company will not reimburse the employee for the following Home Sale Expenses/Closing Costs:

•	Costs not normally and customarily paid for by Seller.

•	Repairs to home.

•	Local or State Property Taxes

NON-REIMBURSEABLE EXPENSES:

•	The Company will not pay for property damage, security deposits or prepayment of rent.

TRANSPORTATION OF HOUSEHOLD GOODS:

•	The Company will cover the cost of transporting household goods from the employee’s old residence to the new residence by a Company approved Van Line Company.

•	In addition, the Company will provide replacement cost insurance to a maximum of $0.05/lb. Additional insurance coverage is the sole responsibility of the employee.

•	Services paid for by the Company and provided by the Van Line Company will include:

•	Packing, crating, loading and transporting your effects.

•	Unloading, placing furniture, unpacking mattress and mirror cartons.

•	Kitchen items will be placed on counters and clothes will be hung in closets.

•	The Company will not pay for the following services:

•	Draining or setting up waterbeds.

•	Disassembly/re-assembly of pool tables, spas, above ground pools, swing sets, gym sets, utility sheds, or similar items.

•	Putting away household items, books, knick-knacks, etc.

•	Shipment of utility trailers, snowmobiles, boats, tractors, recreational equipment or similar items.

•	Shipment of bulky or heavy items such as; firewood, coal, sand, stones, brick, lumber or similar items.

•	Non-movable items such as valuables, hazardous materials, pets, livestock or items identified as non-movable by the Van Line. These items are the responsibility of the employee.

REIMBURSEMENT OF TAX LIABILITY:

•

The Company will provide a “gross up” of the taxable reimbursed relocation expenses to offset a portion of the employee’s income tax liability. The gross-up will be utilized to pay additional federal, state, and local taxes resulting solely from the reimbursement of the relocation expenses that are regarded as taxable. These include those items that have an asterisk “*”.

REPAYMENT OF RELOCATION EXPENSES:

Each employee who accepts benefits under this policy is required to sign a Reimbursement Agreement requiring the repayment of relocation expenses if that employee voluntarily leaves employment within a one (1) year period following the employee’s relocation. Repayment will be prorated based on 1/12 of the total amount for each month remaining in the one (1) year period.

POLICY MODIFICATION OR CANCELLATION:

The Company reserves the right to change, modify, and cancel this policy at any time.

MAXIMUM REIMBURSEABLE AMOUNT:

The maximum reimbursement offered for this relocation package is $200,000. This represents the reimbursable amounts supported by receipts that are submitted by the employee. It also includes the “gross up” amounts that will be applied to offset tax withholdings on those taxable expenses.

The employee may elect any combination of Allowable Expenses to apply to this Maximum Reimbursable Amount. Non-Reimbursable expenses will not be reimbursed.

REIMBURSEMENT PROCEDURE:

The employee will compile receipts for allowable expenses and complete an Expense Reimbursement Form. This form must be submitted to the VP Administration for approval and processing. Reimbursement will occur in accordance with the Accounts Payable Expense Report processing procedure. As expenses are reimbursed, the applicable taxable amounts will be reported as taxable income on your Payroll Earnings detail report. These amounts will be “grossed up” to offset the employee’s effective tax liability. The total of the expenses and the “grossed up” cannot exceed the maximum reimbursement amount. Large expenditures will be subject to payment advances based on presentation of supporting documentation.

AT-WILL EMPLOYMENT

The offer and acceptance of this Policy does not constitute a contract of employment for any definite term or definite period of time, or an indefinite period of time. The employment relationship remains at will and may be terminated at any time by either the Company or the employee for any reason or no reason at all.

The offer of this relocation package will expire November 30, 2008 . Acceptance is indicated by employee’s signature. This signed document should then be returned to Human Resources.

/s/ Massoud Safavi	Novenber 15, 2007
Massoud Safavi	Date

“M Gamble”	November 15, 2007
VP Administration	Date